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                                                                EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use in this Current Report of Independent Bank Corporation on Form S-2 of our report dated March 8, 1996, included herein, on the financial statements of North Bank Corporation as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995.



                                        /s/ Crowe, Chizek and Company LLP
Grand Rapids, Michigan
November 8, 1996